Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES PRICING OF

PUBLIC OFFERING OF COMMON STOCK

VERO BEACH, FL - - December 17, 2010 - - ARMOUR Residential REIT, Inc. (NYSE Amex: "ARR" and "ARR.WS") (“ARMOUR” or the “Company”) today announced that it has priced a public offering of  3,850,000 shares of its common stock at a price of $7.50 per share for gross proceeds of $28,875,000.  The offering is expected to close on or about December 22, 2010. The underwriters have a 45-day option to purchase a maximum of 577,500 additional shares to cover over-allotments, if any.

Ladenburg Thalmann & Co. Inc., subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS), acted as lead bookrunning manager and representative of the several underwriters in the offering. Macquarie Capital and Maxim Group LLC acted as co-bookrunning managers and National Securities Corporation, Boenning & Scattergood Inc. and Aegis Capital Corp. acted as co-managers in the offering.

A registration statement relating to the offered securities has been declared effective by the Securities and Exchange Commission ("SEC"). The offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained by contacting:

Ladenburg Thalmann & Co. Inc.

520 Madison Avenue

New York, NY 10022

Attention: Prospectus Department

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities, or RMBS, issued or guaranteed by U.S. Government-chartered entities. ARMOUR is externally managed and advised by ARMOUR RESIDENTIAL MANAGEMENT LLC (“ARRM”). ARMOUR Residential REIT, Inc. has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ending December 31, 2009.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to:

ARMOUR Residential REIT, Inc.

3001 Ocean Drive, Suite 201

Vero Beach, Florida 32963

Attention: Investor Relations

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Jeffrey Zimmer at the telephone number below.

Investor Contact:

Jeffrey Zimmer

Co-Chief Executive Officer, President and Co-Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 617-4340